EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Robert Kohn, the Principal Accounting and Financial Officer, Secretary and Director of BioPower Operations Corporation, certifies, under the standards set forth and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge, the Quarterly Report on Form 10-Q of the Registrant for the quarter ended May 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of the registrant.

(1)        The Report fully complies with the requirements of Section 13(a) or 15(d)

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  July 23, 2012 BioPower Operations Corporation

By /s/ ROBERT D. KOHN

    Robert D. Kohn, Chief Financial Officer, Principal Accounting and Financial Officer and Director